EXHIBIT 99.1

News Release

Pioneer Southwest Energy Partners L.P. Reports
First Quarter 2011 Financial and Operating Results

Dallas, Texas, May 3, 2011 -- Pioneer Southwest Energy Partners L.P.  (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended March 31, 2011.

Pioneer Southwest reported a first quarter net loss of $13 million, or $0.38 per common unit.  The loss included unrealized mark-to-market derivative losses of $37 million, or $1.13 per common unit.  Without the effect of this item, adjusted income for the first quarter was $24 million, or $0.75 per common unit.  Cash flow from operations for the period was $27 million.

Despite the impact of severe winter weather in West Texas, oil and gas sales for the first quarter averaged 6,648 barrels oil equivalent per day (BOEPD), an increase of 4% compared to the first quarter of 2010, reflecting the success of the Partnership’s two-rig drilling program.  First quarter oil sales averaged 4,135 barrels per day (BPD), natural gas liquid (NGL) sales averaged 1,447 BPD and gas sales averaged 6 million cubic feet per day.

The first quarter average reported price for oil was $115.48 per barrel.  The average reported price for NGLs was $37.94 per barrel and the average reported price for gas was $3.25 per thousand cubic feet.

The Partnership has a large inventory of oil drilling locations in the Spraberry field, with approximately 115 40-acre locations and 1,200 20-acre locations.  It continues to operate two drilling rigs.  Eleven wells were placed on production during the first quarter of 2011 and 13 additional wells were awaiting completion at March 31, 2011.  All wells are being completed in the deeper Wolfcamp formation and organic rich shale/silt intervals.  In addition, the Partnership is testing the deeper Strawn formation in certain areas of the field.

For 2011, the Partnership’s capital budget totals $67 million, consisting of $62 million for drilling and $5 million for facilities.  The 2011 drilling program includes drilling 40 to 45 wells and is expected to generate full-year production growth of 5+% compared to 2010.  Well costs are approximately $1.4 million each.

The Partnership has credit facility availability of $215 million, which is expected to be adequate to fund future growth through drilling and acquisitions.

Pioneer Southwest previously announced an increase in its quarterly cash distribution from $0.50 per outstanding common unit to $0.51 per outstanding common unit for the quarter ended March 31, 2011.  This equates to $2.04 per outstanding common unit on an annualized basis.  The distribution is payable May 12, 2011, to unitholders of record at the close of business on May 2, 2011.

Distribution sustainability is supported by the Partnership’s low-decline rate Spraberry properties, its large drilling inventory of 40-acre and 20-acre locations and its strong derivative position through 2014.  Of the Partnership’s forecasted production, derivative contracts cover approximately 70% for the remainder of 2011, 80% in 2012, 60% in 2013 and 25% in 2014.

Second Quarter 2011 Financial Outlook
The following paragraphs provide the Partnership’s second quarter of 2011 outlook for certain operating and financial items.

Production is forecasted to average 6,600 BOEPD to 7,100 BOEPD.  Production costs (including production and ad valorem taxes) are expected to average $20.00 to $23.00 per barrel oil equivalent (BOE) based on current NYMEX strip prices for oil, NGLs and gas.  Depreciation, depletion and amortization expense is expected to average $5.00 to $6.00 per BOE.

General and administrative expense is expected to be $1 million to $2 million.  Interest expense is expected to be $400 thousand to $600 thousand.  Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s cash taxes and effective income tax rate are expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Earnings Conference Call

On Wednesday, May 4, 2011, at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation.  Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet:  www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (800) 967-7185 confirmation code: 2222336 five minutes before the call to listen to the discussion.  View the presentation via Pioneer Southwest’s internet address above.

A replay of the webcast will be archived on Pioneer Southwest’s website.  A telephone replay will be available through May 28 by dialing (888) 203-1112 confirmation code: 2222336.

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas.   For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements.  These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest’s commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest’s business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services and personnel required to complete Pioneer Southwest’s operating activities, access to and availability of transportation, processing and refining facilities, Pioneer Southwest’s ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors
Frank Hopkins – 972-969-4065
Eric Pregler – 972-969-5756
Brian Hansen – 972-969-4017

Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2011	2010

	ASSETS
Current assets:
Cash and cash equivalents	$282	$107
Accounts receivable	17,461	15,824
Inventories	1,033	883
Prepaid expenses	175	260
Deferred income taxes	159	-
Derivatives	8,759	18,753
Total current assets	27,869	35,827

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting
Proved properties	380,833	364,237
Accumulated depletion, depreciation and amortization	(129,291)	(125,963)
Total property, plant and equipment	251,542	238,274

Deferred income taxes	1,957	1,751
Derivatives	3,041	3,783
Other, net	379	425
	$284,788	$280,060

	LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$11,697	$8,422
Due to affiliates	1,030	1,164
Interest payable	133	30
Income taxes payable to affiliate	637	492
Deferred income taxes	-	63
Derivatives	23,459	9,673
Asset retirement obligations	500	1,000
Total current liabilities	37,456	20,844

Long-term debt	85,000	81,200
Derivatives	53,571	31,713
Asset retirement obligations	12,140	11,558
Partners' equity	96,621	134,745

	$284,788	$280,060

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Oil and gas	$49,782	$45,508
Interest and other	2	-
	49,784	45,508

Costs and expenses:
Oil and gas production	9,249	9,127
Production and ad valorem taxes	3,323	3,082
Depletion, depreciation and amortization	3,328	2,968
General and administrative	1,580	1,524
Accretion of discount on asset retirement obligations	227	136
Interest	395	363
Derivative (gain) loss, net	44,609	(11,524)
	62,711	5,676

Income (loss) before taxes	(12,927)	39,832
Income tax (provision) benefit	200	(386)
Net income (loss)	$(12,727)	$39,446

Allocation of net income (loss) applicable to the Partnership
General partner's interest	$(13)	$39
Limited partners' interest	(12,739)	39,407
Unvested participating securities' interest	25	-
Net income (loss) applicable to the Partnership	$(12,727)	$39,446

Net income (loss) per common unit - basic and diluted	$(0.38)	$1.19

Weighted average common units outstanding - basic and diluted	33,114	33,114

Distributions declared per common unit	$0.50	$0.50

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2011	2010

Cash flows from operating activities:
Net income (loss)	$(12,727)	$39,446
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	3,328	2,968
Deferred income taxes	(344)	217
Accretion of discount on asset retirement obligations	227	136
Amortization of debt issuance costs	45	58
Amortization of unit-based compensation	90	19
Commodity derivative related activity	37,383	(18,736)
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,637)	(955)
Inventories	(150)	(21)
Prepaid expenses	85	60
Accounts payable	1,025	489
Interest payable	103	3
Income taxes payable to affiliate	145	169
Asset retirement obligations	(183)	(47)
Net cash provided by operating activities	27,390	23,806
Cash flows from investing activities:
Additions to oil and gas properties	(14,441)	(9,715)
Net cash used in investing activities	(14,441)	(9,715)
Cash flows from financing activities:
Borrowings under credit facility	16,000	17,000
Principal payments on credit facility	(12,200)	(15,000)
Distributions to unitholders	(16,574)	(16,574)
Net cash used in financing activities	(12,774)	(14,574)
Net increase (decrease) in cash and cash equivalents	175	(483)
Cash and cash equivalents, beginning of period	107	625
Cash and cash equivalents, end of period	$282	$142

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended
	March 31,
	2011	2010

Average Daily Sales Volumes:
Oil (Bbls) -	4,135	3,832

Natural gas liquids (Bbls) -	1,447	1,572

Gas (Mcf) -	6,396	6,038

Total (BOE) -	6,648	6,410

Average Reported Prices:
Oil (per Bbl) -	$115.48	$103.58

Natural gas liquids (per Bbl) -	$37.94	$48.23

Gas (per Mcf) -	$3.25	$5.46

Total (per BOE) -	$83.21	$78.87

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted earnings per unit.  Under the two-class method, generally accepted accounting principle ("GAAP") provides that the net income applicable to the Partnership be allocated to all securities that participate in the Partnership's earnings.  Accordingly, net income applicable to the Partnership is allocated to the General Partner, unvested participating securities and common unitholders.  Net losses applicable to the Partnership are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses.  Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods.  The Partnership's basic and diluted net income (loss) per unit attributable to common unitholders is computed as (i) net income (loss) applicable to the Partnership, (ii) less General Partner net income (loss), (iii) less unvested participating securities' basic and diluted net income (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income (loss) applicable to the Partnership to basic and diluted net income (loss) attributable to common unitholders, and the calculation of net income (loss) per common unit - basic and diluted, for the three months ended March 31, 2011 and 2010:

	Three Months Ended
	March 31,
	2011	2010

Net income (loss) applicable to the Partnership	$(12,727)	$39,446
Less:
General partner's interest	13	(39)
Unvested participating securities' interest	(25)	-
Basic and diluted net income (loss) applicable to common unitholders	$(12,739)	$39,407

Weighted average basic and diluted units outstanding	33,114	33,114

Net income (loss) per common unit - basic and diluted	$(0.38)	$1.19

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net loss.  Management of Pioneer Southwest Energy Partners L.P. believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items.  In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that we will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net loss, as defined by GAAP.

Three Months Ended
March 31, 2011

Net cash provided by operating activities	$27,390
Add/(Deduct):
Depletion, depreciation and amortization	(3,328)
Deferred income taxes	344
Accretion of discount on asset retirement
obligations	(227)
Amortization of debt issuance costs	(45)
Amortization of unit-based compensation	(90)
Commodity derivative related activity	(37,383)
Changes in operating assets and liabilities	612

Net loss	(12,727)
Add/(Deduct):
Depletion, depreciation and amortization	3,328
Accretion of discount on asset retirement
obligations	227
Interest expense	395
Income tax benefit	(200)
Amortization of unit-based compensation	90
Commodity derivative related activity	37,383

EBITDAX (a)	28,496
Deduct:
Cash reserves to maintain production and cash flow	(6,848)
Cash interest expense	(350)
Cash income taxes	(144)

Distributable cash flow (b)	$21,154

__________
(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; amortization of unit-based compensation and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of May 2, 2011

	2011			Twelve Months Ending December 31,
	Second	Third	Fourth
	Quarter	Quarter	Quarter	2012	2013	2014

Average Daily Oil Production
Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	3,000	3,000	-
NYMEX price (Bbl)	$ 77.25	$ 77.25	$ 77.25	$ 79.32	$ 81.02	$ -
Collar Contracts:
Volume (Bbl)	2,000	2,000	2,000	-	-	-
NYMEX price (Bbl):
Ceiling	$ 170.00	$ 170.00	$ 170.00	$ -	$ -	$ -
Floor	$ 115.00	$ 115.00	$ 115.00	$ -	$ -	$ -
Collar Contracts with Short Puts:
Volume (Bbl)	1,000	1,000	1,000	1,000	1,000	2,000
NYMEX price (Bbl):
Ceiling	$ 99.60	$ 99.60	$ 99.60	$ 103.50	$ 111.50	$ 133.00
Floor	$ 70.00	$ 70.00	$ 70.00	$ 80.00	$ 83.00	$ 90.00
Short Put	$ 55.00	$ 55.00	$ 55.00	$ 65.00	$ 68.00	$ 75.00
Percent of total oil production (a)	~90%	~90%	~90%	~90%	~85%	~40%
Average Daily NGL Production
Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	750	-	-
Blended index price (Bbl) (b)	$ 34.65	$ 34.65	$ 34.65	$ 35.03	$ -	$ -
Percent of total NGL production (a)	~50%	~50%	~50%	~50%	N/A	N/A
Average Daily Gas Production
Associated with Derivatives:
Swap Contracts:
Volume (MMBtu)	2,500	2,500	2,500	5,000	2,500	-
NYMEX price (MMBtu) (c)	$ 6.65	$ 6.65	$ 6.65	$ 6.43	$ 6.89	$ -
Percent of total gas production (a)	~40%	~40%	~40%	~80%	~40%	N/A
Basis Swap Contracts:
Permian Basin index swaps (MMBtu) (d)	-	-	-	2,500	2,500	-
Price differential ($/MMBtu)	$ -	$ -	$ -	$ (0.30)	$ (0.31)	$ -

__________
(a)	Represents an estimated percentage of forecasted production, which may differ from the percentage of actual production.
(b)	Represents blended Mont Belvieu index prices per Bbl.
(c)	Represents the NYMEX Henry Hub index price or approximate NYMEX Henry Hub index price based on historical differentials to the index price on the derivative trade date.
(d)	Represents swaps that fix the basis differentials between the index price at which the Partnership sells its gas and NYMEX Henry Hub index price used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Losses, Net
(in thousands)

Three Months Ended
March 31, 2011

Noncash changes in fair value:
Oil derivative losses	$(34,592)
NGL derivative losses	(2,166)
Gas derivative losses	(625)
Total noncash derivative losses, net	(37,383)

Cash settled changes in fair value:
Oil derivative losses	(6,514)
NGL derivative losses	(1,285)
Gas derivative gains	573
Total cash derivative losses, net	(7,226)
Total derivative losses, net	$(44,609)

Deferred Gains on Discontinued Commodity Hedges as of March 31, 2011
(in thousands)

	Second	Third	Fourth
	Quarter	Quarter	Quarter

Commodity hedge gains (a):
Oil	$9,097	$9,197	$9,197

__________
(a)	Deferred commodity hedge gains will be amortized as increases to oil revenues during the indicated future periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Net loss adjusted for unrealized mark-to-market derivative losses, as presented in this press release, is presented and reconciled to the Partnership’s net loss determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors’ ability to assess the Partnership’s historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership’s consolidated financial statements prepared in accordance with GAAP.  Unrealized mark-to-market derivative gains and losses are of a type that will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership’s net loss for the three months ended March 31, 2011, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market derivative losses for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net loss	$(13)	$(0.38)

Unrealized mark-to-market derivative losses	37	1.13

Adjusted income excluding unrealized mark-to-market derivative losses	$24	$0.75